Exhibit 21.1

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation or Organization	Names Under Which Subsidiary Does Business

EIG Investors Corp.	DE

The Endurance International Group, Inc.	DE

AccountSupport

ApolloHosting

Arvixe

BizLand

BlueDomino

BuyDomains

Cloud by IX

Domain Privacy Service FBO Registrant

DomainHost

Dot5Hosting

Dotster

EasyCGI

eHost

EntryHost

FatCow

FreeYellow

Globat

Host Excellence

HostCentric

HostClear

HostYourSite

HyperMart

IMOutdoors

IPage

IPower

IX Web Hosting

JustHost

Netfirms

NetWorks/Webhosting

Nexx

PowWeb

PureHost

Re.Vu

ReadyHosting

SEOGears

Spertly

Sprly

Spry

StartLogic

SuperGreenHosting

This Domain For Sale

Worldwide 339 222 5132

Typepad USANetHosting Verio ViaVerio VirtualAve VPSLink WebHost4Life WebstrikeSolutions Xeran Yourwebhosting

Bluehost Inc.	UT	Domain Privacy Service FBO Registrant HostClear JustHost Super Green Hosting Hostmonster Unified Layer

HostGator.com LLC	FL	AptHost BlueFur Nodel Site5 WebHostingSupport

Endurance International Group—West, Inc.	DE	1ASP Host Domain DLX Domain Registrations Domino Dotster EmailBrain FortuneCity Homestead Technologies HotGames MatchingPointHosting MyBlogSite NameWinner

Constant Contact, Inc.	DE

WZ (UK) Limited	England and Wales

Pseudio Limited	England and Wales

Endurance International Group Israel Ltd.	Israel

WebZai Ltd.	Israel